UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020 (September 14, 2020)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Ac

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2020, we announced the following changes to our executive management.

Retirement of James E. Meyer as Chief Executive Officer; Appointment of Jennifer C. Witz as Chief Executive Officer

James E. Meyer, our Chief Executive Officer, will retire as an officer of the Company on December 31, 2020 but remain as a member of our board of directors (the “Board”) in the role of Vice Chairman of the Board. In connection with Mr. Meyer’s retirement, the Board appointed Jennifer C. Witz, our President, Sales, Marketing and Operations, to succeed Mr. Meyer as Chief Executive Officer effective upon his retirement.

Jennifer C. Witz, age 52, has served as our President, Sales, Marketing and Operations, since March 2019. From August 2017 until March 2019 she was our Executive Vice President, Chief Marketing Officer. Ms. Witz joined us in March 2002 and has served in a variety of senior financial and operating roles. From September 2005 to August 2017, she was our Senior Vice President, Finance, from May 2003 to September 2005, she was our Vice President, Finance, and from March 2002 to May 2003, she was our Senior Director, Finance. Before joining Sirius XM, Ms. Witz was Vice President, Planning and Development, at Viacom Inc., a global media company, and prior to that she was Vice President, Finance and Corporate Development, at Metro-Goldwyn-Mayer, Inc., an entertainment company focused on the production and global distribution of film and television content. Ms. Witz began her career in the Investment Banking Department at Kidder, Peabody & Co. Inc. She is a member of the board of directors of LendingTree, Inc., a leading online marketplace that connects consumers with financial products, and serves on its compensation committee.

On September 14, 2020, our subsidiary, Sirius XM Radio Inc., entered into a new Employment Agreement with Ms. Witz. This new Employment Agreement will become effective on the date she assumes the role of Chief Executive Officer and will continue through December 31, 2023. Prior to that date, Ms. Witz’s existing Employment Agreement will continue in full force and effect. Ms. Witz will be appointed as a member of the Board shortly after she assumes the role of Chief Executive Officer.

Ms. Witz’s new Employment Agreement specifies an annual base salary of $1,750,000. Her base salary will be reviewed no less frequently than annually and will increase (but not decrease) with approval by the Board or any committee thereof, but such increase will be no less than 3% in 2022 and 2023. The Employment Agreement entitles Ms. Witz to participate in any bonus plan generally applicable to our executive officers and provides for an annual target bonus equal to three times her base salary. The Employment Agreement provides, in the case of certain qualifying terminations, for continuation of her health insurance benefits for eighteen months and her life insurance benefits for twelve months and for a lump sum severance payment in an amount equal to one and a half times the sum of (i) Ms. Witz’s annual base salary, and (ii) the greater of (1) her target annual bonus or (2) the last annual bonus paid (or due and payable) to her. In the case of certain qualifying terminations, we are also obligated to pay her a pro-rated bonus for the year in which the termination occurs (based on actual achievement of applicable performance criteria) and any earned but unpaid bonus for the year prior to the termination. Our obligation to provide these severance benefits to Ms. Witz is subject to the execution of an effective release of claims against us. The new Employment Agreement also contains other provisions contained in her existing employment agreement, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by applicable law, regulations or stock exchange listing requirement, or any company policy adopted pursuant thereto.

In connection with her appointment as Chief Executive Officer, on the first business day that the trading window for our employees opens after she becomes Chief Executive Officer, we will grant Ms. Witz an option to purchase shares of our common stock having a value, calculated based upon the Black-Scholes-Merton option pricing model using the financial inputs consistent with those we use for financial reporting purposes, of $9,500,000 at an exercise price equal to the closing sale price of our common stock on the Nasdaq Global Select Market on that day (the “Option”). On that day, we will also grant Ms. Witz time-based restricted stock units (“RSUs”) with a value of $5,000,000 and performance-based restricted stock units (“PRSUs”) with a value of $10,000,000. The Option will vest in installments of approximately 26%, 37% and 37% on December 31, 2021, December 31, 2022 and December 31, 2023, respectively. The RSUs will vest in equal installments on December 31, 2021, December 31, 2022 and December 31, 2023. The PRSU award will vest based upon the achievement of applicable performance conditions, subject to her continued employment through December 31, 2023. Each of these awards is subject to acceleration or termination under certain circumstances.

We also entered into an agreement with Ms. Witz that entitles her to a limited number of hours of personal flight time on a private aircraft. This agreement will become effective on January 1, 2021 and will expire on the first to occur of: the date that Ms. Witz ceases to be employed by us as a full-time employee under the new Employment Agreement, and December 31, 2023. Personal use of the aircraft will be treated as income to Ms. Witz, and we are not required to provide her with any “gross up” for additional related taxes.

The foregoing description is qualified in its entirety by the new Employment Agreement attached as Exhibit 10.1 and the letter agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

There is no arrangement or understanding between Ms. Witz and any other person pursuant to which Ms. Witz was selected as an officer, and Ms. Witz does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Ms. Witz and any director or executive officer of the registrant.

As contemplated by Mr. Meyer’s existing employment agreement, we expect to enter into a three-year consulting agreement with him on January 1, 2021. In connection with his service as Vice Chairman of the Board, he will also be entitled to receive the customary compensation payable to other non-employee members of the Board. Mr. Meyer’s existing stock options will remain outstanding so long as he continues to serve as Vice Chairman of the Board.

David J. Frear, Chief Financial Officer, to Pursue Other Opportunities

On September 15, 2020, we announced that David J. Frear, our Senior Executive Vice President and Chief Financial Officer, will be pursuing other opportunities effective immediately. There were no disagreements between the Company and Mr. Frear. We expect to enter into a separation agreement with Mr. Frear that honors the terms of his employment agreement.

Appointment of Sean S. Sullivan as Chief Financial Officer

In connection with Mr. Frear’s departure, the Board appointed Sean S. Sullivan as Executive Vice President and Chief Financial Officer, effective as of October 26, 2020.

Sean S. Sullivan, age 53, has been the Executive Vice President and Chief Financial Officer of AMC Networks Inc., a global entertainment company, since June 2011. From September 2010 to June 2011, he was the Chief Corporate Officer of Rainbow Media Holdings LLC, the predecessor of AMC Networks Inc. and then a subsidiary of Cablevision Systems Corp. Prior to that, Mr. Sullivan was Chief Financial Officer of HiT Entertainment, a children’s entertainment company, from 2009 to 2010; the Chief Financial Officer and President of the Commercial Print and Packaging division of Cenveo, Inc., a diversified manufacturing company focused on print-related products, from 2005 to 2008; and Executive Vice President and Chief Financial Officer of Spencer Press, Inc., a catalogue printing company, from 2004 to 2005. He is a member of the board of directors of Acushnet Holdings Corp., a leader in the design, development, manufacturing and distribution of golf products, and serves on its nominating and corporate governance committee and is the chair of its audit committee.

On September 14, 2020, our subsidiary, Sirius XM Radio Inc., entered into an Employment Agreement with Mr. Sullivan to serve as our Executive Vice President and Chief Financial Officer through October 26, 2023. Mr. Sullivan’s Employment Agreement specifies an annual base salary of $1,100,000. The Employment Agreement entitles Mr. Sullivan to participate in any bonus plan generally applicable to our executive officers. We have agreed to pay Mr. Sullivan a bonus of at least $700,000 with respect to the year ending December 31, 2020 unless his employment has been terminated in certain circumstances prior to the payment of annual bonuses with respect to such year. The Employment Agreement also provides, in the case of certain qualifying terminations, for continuation of his health insurance benefits for eighteen months and his life insurance benefits for twelve months and for a lump sum severance payment in an amount equal to the sum of (i) Mr. Sullivan’s annual base salary, (ii) a pro-rated bonus for the year in which the termination occurs (based on actual achievement of applicable performance criteria) and (iii) the greater of (1) $1,650,000 or (2) the last annual bonus paid (or due and payable) to him. Our obligation to provide these severance benefits to Mr. Sullivan is subject to the execution of an effective release of claims against us. The Employment Agreement also contains other provisions contained in the existing employment agreements with our other executive officers, including confidentiality and non-competition restrictions, as well as a compensation clawback to the extent required by applicable law, regulations or stock exchange listing requirement, or any company policy adopted pursuant thereto.

In connection with his appointment, on the first business day that the trading window for our employees opens after the effective date of his Employment Agreement, we will grant Mr. Sullivan an option to purchase shares of our common stock having a value, calculated based upon the Black-Scholes-Merton option pricing model using the financial inputs consistent with those we use for financial reporting purposes, of $2,250,000 at an exercise price equal to the closing sale price of our common stock on the Nasdaq Global Select Market on that day. On that day, we will also grant Mr. Sullivan RSUs with a value of $2,250,000 and PRSUs with a value of $4,500,000. On that day, we will also grant Mr. Sullivan RSUs with a value of $4,000,000 to compensate him for amounts he forfeited from his previous employer. The RSUs will vest in installments of 44%, 28% and 28% on the first anniversary of the date of grant, the second anniversary of the date of grant and October 26, 2023, respectively, and the Option will vest in equal installments on such dates. The PRSU award will vest based upon the achievement of applicable performance conditions, subject to his continued employment through October 26, 2023. Each of these awards is subject to acceleration or termination under certain circumstances consistent with the terms of equity awards granted to our other executive officers.

There is no arrangement or understanding between Mr. Sullivan and any other person pursuant to which Mr. Sullivan was selected as an officer, and Mr. Sullivan does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Sullivan and any director or executive officer of the registrant.

Additional information about the benefit plans and programs generally available to our executive officers is included in the Proxy Statement for our 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on April 21, 2020.

The foregoing description of the Employment Agreement with Mr. Sullivan is qualified in its entirety by the Employment Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K.

Resignation of Director

On September 14, 2020, George W. Bodenheimer resigned as a member of the Board effective immediately. The decision of Mr. Bodenheimer to resign was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Item 7.01.	Regulation FD Disclosure

On September 15, 2020, we issued a press release announcing the events described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement, dated as of September 14, 2020, between Sirius XM Radio Inc. and Jennifer C. Witz

10.2	Letter Agreement, dated September 14, 2020, regarding private use of aircraft between Sirius XM Radio Inc. and Jennifer C. Witz

10.3	Employment Agreement, dated as of September 14, 2020, between Sirius XM Radio Inc. and Sean S. Sullivan

99.1	Press release dated September 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: September 15, 2020